VALIDITY INDEMNIFICATION

Re: American Scientific Resources, Inc d.b.a. Kidz-Med., a Nevada Corporation.

Ladies and Gentlemen:

To induce HARTSKO FINANCIAL FUNDING, LLC and/or it's assigns (Hereinafter "Hartsko") to finance purchase orders of American Scientific Resources, Inc d.b.a. Kidz-Med. A Nevada Corporation the undersigned hereby warrants and represents to Hartsko as follows:

1. All purchase orders financed which have been or will be reported or sold to Hartsko by or on behalf of American Scientific Resources, Inc d.b.a. Kidz-Med., and in which Hartsko holds a Security interest ("Financing Package"), whether such reports are in the form of Schedules of Financing Packages, Assignment Schedules collateral reports or financial statements, (i) are and will remain genuine and in all respects what they purport to be, and (ii) will represent bona fide obligations of American Scientific Resources, Inc d.b.a. Kidz-Med customers arising out of the sale and delivery of merchandise sold by the American Scientific Resources, Inc d.b.a. Kidz-Med (the "Sold Goods") or the rendition of services, or both, in the ordinary course of its business in accordance with and in full and complete performance of customer's (each, a "Customer") order therefore.

2. All original proceeds of the Financing Package received by American Scientific Resources, Inc d.b.a. Kidz-Med will be held in trust for Hartsko and will immediately be forwarded to Hartsko upon receipt, in kind, in accordance with the terms of any agreements between Hartsko and the American Scientific Resources, Inc d.b.a. Kidz-Med (the "Agreements").

3. Finance Package will be free and clear and will be the subject of any offsets, defenses or counterclaims of any nature whatsoever and American Scientific Resources, Inc d.b.a. Kidz-Med will not in any way impede or interfere with the normal collection and payment of the Financing Package.

4. American Scientific Resources, Inc d.b.a. Kidz-Med is presently solvent.

5. This Agreement is subject to the UCC filed by Hartsko American Scientific Resources, Inc d.b.a. Kidz-Med. (See Schedule A for description of what UCC was filed on.)

6. The Sold Goods will be up to the point of sale, the sole property of American Scientific Resources, Inc d.b.a. Kidz-Med, and the Financing Package and Sold Goods are and will remain be free and clear of all liens and Security interests, except in Hartsko favor.

7. The due dates of the Financing Package will be as reported to Hartsko by American Scientific Resources, Inc d.b.a. Kidz-Med.

8. American Scientific Resources, Inc d.b.a. Kidz-Med will promptly report to Hartsko all disputes, rejections, returns and re-sales of Sold Goods and all credits allowed by the American Scientific Resources, Inc d.b.a. Kidz-Med against any Financing Package.

9. All reports that Hartsko receives from American Scientific Resources, Inc d.b.a. Kidz-Med, including but not limited to those concerning its Financing Package, will be true and accurate except for minor inadvertent errors.

10. American Scientific Resources, Inc d.b.a. Kidz-Med will not sell its inventory except in the ordinary course of business.

The undersigned indemnifies Hartsko and holds Hartsko harmless from any direct, indirect, or consequential damage of loss which Hartsko may sustain as a result of the breach of any statement contained herein (all of which are continuing and irrevocable) or of Hartsko reliance upon any intentional

CFT

misstatement, fraud, deceit or criminal act on the part of the undersigned or American Scientific Resources, Inc d.b.a. Kidz-Med. and any costs (including reasonable attorneys' fees and expenses) incurred by Hartsko in the enforcement of any rights granted to Hartsko hereunder. Notwithstanding anything to the contrary contained in this indemnification, (a) the undersigned's aggregate maximum liability under or arising hereunder shall not exceed the total amount of the applicable financing package or the financing package in question or dispute hereunder (as shown on the reports described in Section 1 above, (b) the undersigned shall be liable for any acts or omissions of any employee, officer or director of the seller including any fraud or misrepresentation committed by any of the foregoing persons.

The indemnification shall not apply to events having their inception subsequent to the last to occur: (i) undersigned's termination of employment with American Scientific Resources. Inc d.b.a. Kidz-Med, and/or the termination of the contractual obligation between Hartsko and American Scientific Resources, Inc d.b.a. Kidz-Med and (ii) there has been actual receipt by an officer of Hartsko of notice of such termination.

Any action arising hereunder may, at Hartsko election, be prosecuted in any court located in the New York or Northern New Jersey area (the "Acceptable Forums"). We agree that such forum is convenient to us and we submit to such jurisdiction and waive any objections to jurisdiction or venue. Should we commence an action in any other forum, we waive any right to oppose Hartsko motion or application to transfer such proceeding to a court in the Acceptable Forum. Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the Agreements.

Very truly,

By: ____________________

Name: Christopher F. Tirotta, MD, MBA

Address: 1112 Weston Road, Unit 278, Weston, FL 33326

SS#: 078-56-5794

Personally Known

NOTARY PUBLIC-STATE OF FLORIDA
GONZALO LOPEZ
Commission #DD584451
Expires: SEP 25, 2010
BONDED THRU ATLANTIC BONDING CO, INC.

Gonzalo Lopez

SCHEDULE A

Accounts, Instruments, Documents, Chattel Paper, General Tangibles, Inventory, Equipment, and Investment Property.

CFT